     As filed with the Securities and Exchange Commission on June 9, 1998.

                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                              BALANCE BAR COMPANY
            (Exact name of registrant as specified in its charter)
                              ___________________

          DELAWARE                                          77-0306617
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

               1015 MARK AVENUE, CARPENTERIA, CALIFORNIA  93013
                   (Address of principal executive offices)

                              BALANCE BAR COMPANY
                          1993 STOCK INCENTIVE PLAN,
                  1997 STOCK INCENTIVE PLAN, AS AMENDED, AND
                          1998 PERFORMANCE AWARD PLAN
                           (Full title of the plan)

                                JAMES A. WOLFE
                               1015 MARK AVENUE
                        CARPENTERIA, CALIFORNIA  93013
                    (Name and address of agent for service)
                              ___________________

  Telephone number, including area code, of agent for service:  (805) 566-0234
                              ___________________

                       CALCULATION  OF REGISTRATION  FEE

---------------------------------------------------------------------------------------------------------
                                               Proposed           Proposed
                                               maximum            maximum
Title of each Class of      Amount             offering           aggregate               Amount of
securities                  to be              price              offering                registration
to be registered            registered         per share          price                   fee
---------------------------------------------------------------------------------------------------------
Common Stock,               4,005,000/(1)/     $11.9375/(2)/      $47,809,687.50/(2)/     $14,103.86/(2)/
par value $.01 per share    shares


--------------------------------------------------------------------------------
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported on the Nasdaq National Market System as of June 4, 1998.

The Exhibit Index for this Registration Statement is at page 8.

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be provided to employees in accordance with Securities and Exchange Commission Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Balance Bar Company (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

    (a) The Prospectus filed on Form 424 B4 with the Commission June 2, 1998 pursuant to Rule 424(b) of the Securities Act; and

    (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated April 7, 1998 and filed with the Commission on April 8, 1998 (which incorporates by reference the description of the Company's Common Stock contained in its Registration Statement on Form S-1 filed with the Commission on April 8, 1998), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock, par value $.01 per share (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted. A description of the capital stock constitutes a part of the prospectus for the Plan.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporate Law (the "DGCL"), a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director cannot be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission if a director breaches his or her duty of care. In addition, the Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors, officers, employees, and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

         The Company has entered into contracts with each of the directors and officers of the Company under which the Company must indemnify them from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by them in or arising out of their work for or on behalf of the Company, to the maximum extent provided by applicable law. In addition, such parties are entitled to an advance of expenses in such matters, to the maximum extent authorized or permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectuses any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 8, 1998.

                             BALANCE BAR COMPANY


                             By:  /s/ Thomas J. Flahie
                                  ---------------------------------------
                                  Thomas J. Flahie
                                  Senior Vice President
                                  of Finance and Administration

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints James A. Wolfe, Thomas J. Flahie, and Richard G. Lamb, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                     TITLE                              DATE
       ---------                     -----                              ----

/s/ Thomas R. Davidson       Chairman of the Board of              June 8, 1998
--------------------------   Directors
Thomas R. Davidson


/s/ James A. Wolfe           Chief Executive Officer (Principal    June 8, 1998
--------------------------   Executive Officer) and Director
James A. Wolfe


/s/ Thomas J. Flahie         Senior Vice President of Finance      June 8, 1998
--------------------------   and Administration (Principal
Thomas J. Flahie             Financial and Accounting
                             Officer)

/s/ Adelle M. Demko          Director                              June 8, 1998
---------------------------
Adelle M. Demko


/s/ Barry D. Goss            Director                              June 8, 1998
---------------------------
Barry D. Goss


/s/ John Hale                Director                              June 8, 1998
---------------------------
John Hale


/s/ Richard G. Lamb          Director                              June 8, 1998
---------------------------
Richard G. Lamb


/s/ Dennis Ryan McCarthy     Director                              June 8, 1998
-------------------------
Dennis Ryan McCarthy

/s/ George F. Raymond        Director                              June 8, 1998
--------------------------
George F. Raymond

                                 EXHIBIT INDEX

Exhibit
Number               Description
------               -----------

4.1 Balance Bar Company 1993 Stock Incentive Plan (previously filed as exhibit 10.4 on form S-1/A filed on May 8, 1998 and incorporated herein by this reference)

4.2 Balance Bar Company 1997 Stock Incentive Plan (previously filed as exhibit 10.5 on form S-1 filed on April 8, 1998 and incorporated herein by this reference)

4.3                  Amendment to Balance Bar Company 1997 Stock Incentive Plan

4.4 Balance Bar Company 1998 Performance Award Plan (previously filed as exhibit 10.6 on form S-1/A filed on May 8, 1998 and incorporated herein by this reference)

4.5 Form Employee Option Agreement under 1993 Stock Incentive Plan (previously filed as exhibit 10.11 on form S-1 filed on April 8, 1998 and incorporated herein by this reference)

4.6 Form of Employee Option Agreement under 1997 Stock Incentive Plan (previously filed as exhibit 10.12 on form S-1 filed on April 8, 1998 and incorporated herein by this reference)

4.7 Form of Employee Option Agreement under 1998 Performance Award Plan (previously filed as exhibit 10.13 on form S-1 filed on May 8, 1998 and incorporated herein by this reference)

4.8 Form of Director Nonqualified Stock Option Agreement under 1998 Performance Award Plan (previously filed as Exhibit A to 1998 Performance Award Plan filed as exhibit 10.6 on form S-1/A filed on May 8, 1998 and incorporated herein by this reference)

5.0                  Opinion of Counsel to the Company (including consent)

23.1                 Consent of Independent Public Accountants

23.2                 Consent of Counsel (included with Exhibit 5.0)

24. Power of Attorney (included in this Registration Statement under "Signatures")